EXHIBIT 10.2


THIS NOTE IS NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF BION ENVIRONMENTAL TECHNOLOGIES, INC. (THE "COMPANY"). THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

                      BION ENVIRONMENTAL TECHNOLOGIES, INC.
                                                                  No. BN-__

                           2001 Convertible Bridge Note
$__________                                                New York, New York
                                                               ________, 2001
     Bion Environmental Technologies, Inc. a Colorado corporation (the "Company"), for value received, hereby promises to pay to ___________________ or registered assigns (the "Holder"), the principal sum of ___________________ Dollars ($__________), with interest from the date of issuance of this Convertible Bridge Note on the unpaid principal balance at a rate equal to ten percent (10%) per annum, on April 30, 2002 (the "Maturity Date"). Payment shall be made at such place as designated by the Holder upon surrender of this Convertible Bridge Note, and shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. This Convertible Bridge Note is one of a duly authorized issue of Bion Environmental Technologies, Inc. 10% Convertible Bridge Notes in a private offering of a minimum aggregate principal amount of $1,000,000 and a maximum aggregate principal amount of $2,000,000 (individually a "Note" and collectively the "Notes") issued pursuant to a Note and Warrant Purchase Agreement of even date herewith between the Company, the Holder and the other parties thereto (the "Purchase Agreement").

ARTICLE 1. Prepayment

     This Note (including interest accrued on the principal hereof) may be prepaid by the Company, at any time without penalty or premium.

ARTICLE 2. Mandatory Prepayment or Conversion

     (a) Prepayment or Conversion. (i) In the event the Company shall issue any capital stock (or instrument convertible into capital stock) ("Stock") of the Company for an aggregate purchase price of at least $5,000,000 (exclusive of the sale of the Notes and the conversion of any securities convertible into Stock which are currently outstanding), pursuant to a public or private offering (an "Offering"), then the Notes shall be converted ("Conversion") into such number of shares of the Stock of the Company as is equal to the Conversion Amount (as defined below) divided by the then current Conversion Price (as defined below). The Conversion Amount shall be the aggregate principal value of the Notes held by such Holder plus any accrued and unpaid interest. Subject to the limitation that in no event shall the Conversion Price be greater than $2.50 per share (irrespective of the price paid for one share of Stock in the Offering), the Conversion Price shall be the price paid for one share of Stock issued in the Offering, subject to adjustment as provided below.

          (ii) Should this Note not be converted into shares of Stock of the Company pursuant to this Section 2(a) prior to midnight on April 29, 2002, then the Note shall, at that time, be automatically converted into such number of shares of Common Stock of the company as is equal to the Conversion Amount (as defined above) divided by the then current Conversion Price (as defined below). Subject to the limitation that in no event shall the Conversion Price be greater than $2.50 per share (irrespective of the market price of the Company's Common Stock at the time of conversion), the Conversion Price shall be an amount equal to the Market Price of the Company's Common Stock. For the purposes hereof, Market Price shall mean an amount not in excess of a maximum of $2.50 per share that is equal to the average of the closing bid prices of the Company's Common Stock for the 20 business days immediately preceding the date of conversion as quoted for such security on any licensed securities exchange or, if such security is not then quoted on any licensed securities exchange, on the NASD electronic bulletin board. In the event such calculation cannot be made and the Company and a majority of the Holders of the Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and a majority of the Holders of the Notes, and any fees and costs associated therewith shall be paid by the Company; provided, however, that in no event shall the Conversion Price be greater than $2.50 per share.

     (b) Conversion Procedures. Each Holder of Notes shall surrender the Notes at the offices of the Company, which Notes shall be accompanied by irrevocable written notice to the Company specifying the name or names (with address) in which a certificate or certificates evidencing shares of Stock are to be issued.

     The Company shall deliver to the holder of the Notes, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such notice and the person or persons entitled to receive Stock deliverable upon conversion of such Notes shall be treated for all purposes as the record holder or holders of such Stock on such date; provided, however, that the Company shall not be required to convert any Notes while the stock transfer books of the Company are closed for any purpose, but the giving of notice during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the notice had been given on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

     (c) Protection in Case of a Merger, Etc. (i) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Note shall have the right thereafter to receive on the conversion of this Note the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Note been converted into shares of Common Stock immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interests thereafter of the Holder of this Note to the end that the provisions set forth in this Section 2 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the Note. The above provisions of this Subsection (c)(i) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Note to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Notes not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (ii) In case any event shall occur as to which the other provision of this Section 2 is not strictly applicable but as to which the failure to make any adjustment would not fairly protect the conversion rights represented by this Note in accordance with the essential intent and principles hereof then, in each such case, the Holders of Notes may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the conversion rights. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Note and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

     (d) Reservation of Shares; Transfer Taxes; Etc. The Company shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of its Common Stock as shall be sufficient to effect the conversion of all Notes from time to time outstanding. The Company shall use its best efforts from time to time, in accordance with the laws of the State of Colorado, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding Notes. In the event the Company intends to offer Stock other than Common Stock, the Company shall authorize the issuance of sufficient shares of such Stock to permit the conversion of all the then-outstanding Notes.

     The Company shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Stock on conversion of the Notes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Stock (or other securities or assets) in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

ARTICLE 3. Fractional Shares

     The Company shall not be required to issue fractions of shares of Common Stock or other Stock of the Company upon the conversion of the Note. If any fraction of a share would be issuable on the Conversion of the Note, the Company shall purchase such fraction for an amount in cash equal to the same fraction of the closing price for the Common Stock on the trading date immediately preceding the date of exercise of the conversion or the fair market value of such other Stock, as determined in good faith by the Board of Directors of the Company.

ARTICLE 4. Affirmative Covenants of the Company.

     The Company covenants and agrees that until the payment in full of this Note, the Company shall:

     (a) Existence; Business. (i) Preserve, renew and keep in full force and effect its legal existence and (ii) obtain, preserve, renew, extend and keep in full force and effect the licenses, permits, authorizations, patents, trademarks and trade names material to its business.

     (b) Use of Proceeds. Use the proceeds of the Notes of this issue solely as set forth in Section 7.3 of the Purchase Agreement.

     (c) Notice of Events of Default. Furnish to the Holder prompt written notice of any Event of Default, specifying the nature and extent thereof and corrective action, if any, proposed to be taken with respect thereto.

     (d) Authorization of Stock Issuable Upon Conversion. Authorize and reserve a sufficient number of its shares of Stock and Common Stock for issuance upon Conversion of the Note.

ARTICLE 5. Negative Covenants of the Company.

     The Company covenants and agrees with the Holder that until the payment in full of this Note, the Company shall not:

     (a) Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose, except as permitted by Section 7.14 of the Purchase Agreement.

     (b) No Impairment. By amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

ARTICLE 6. Events of Default Defined.

     The following shall each constitute an "Event of Default" hereunder:

     (a) the failure of the Company to make any payment of principal of or interest on this Note when due and payable;

     (b) the failure of the Company to observe or perform any covenant in this Note or in the Purchase Agreement, and such failure shall have continued unremedied for a period of five (5) days;

     (c)   if the Company shall:

               (1) admit in writing its inability to pay its debts generally as they become due,
               (2) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

               (3)   make an assignment for the benefit of its creditors,

               (4) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property,

               (5) on a petition in bankruptcy filed against, be adjudicated a bankrupt, or

               (6) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

     (d) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Company, a receiver of the Company or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of the Company under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty
(30) days from the date of entry thereof;

     (e) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control;

     (f)   the liquidation, dissolution or winding up of the Company;

     (g) the failure of the shareholders to authorize and approve the issuance of these Notes or the issuance of the Stock underlying these Notes, the Bridge Warrants (as such terms are defined in the Purchase Agreement), or any Common Stock underlying the foregoing to the extent such authorization is necessary pursuant to the rules of the Nasdaq National Market or any other applicable law, rule or regulation; or

     (h) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company shall not, within such 30-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

ARTICLE 7. Remedies upon Event of Default.

     (a) Upon the occurrence of an Event of Default, (i) the entire principal amount of, and all accrued and unpaid interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company. In addition, the Holder may take any action available to it under the Purchase Agreement or at law or in equity or by statute or otherwise.

     (b) No remedy herein conferred upon the Holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 8. Note Register.

     (a) The Company shall keep at its principal executive office a register (herein sometimes referred to as the "Note Register"), in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Company shall provide for the registration and transfer of this Note.

     (b) Whenever this Note shall be surrendered at the principal executive office of the Company for transfer or exchange, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder hereof or his attorney duly authorized in writing, the Company shall execute and deliver in exchange therefor a new Note or Notes, as may be requested by such Holder, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Note or Notes so surrendered; each such new Note shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Note or Notes so surrendered and shall be in such principal amount and registered in such name or names as such Holder may designate in writing.

     (c) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.

ARTICLE 9. Registration Under Securities Act of 1933.

     The Holder of this Note shall have registration rights as provided in
Section 8 of the Purchase Agreement, with respect to the Securities issuable upon conversion of the Notes. If the Holder is not a party to the Purchase Agreement, by acceptance of this Note, the Holder agrees to comply with provisions of Section 8 of the Purchase Agreement to the same extent as if it were a party thereto.

ARTICLE 10. Miscellaneous.

     (a) Amendments and Waivers. The holders of a majority in principal amount of outstanding Notes of this issue may waive or otherwise consent to the amendment of any of the provisions hereof.

     (b) Restrictions on Transferability. In addition to the restrictions set forth in Section 9 of this Note, the securities represented by this Note have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. Without such registration, such securities may not be sold, pledged, hypothecated or otherwise transferred, except pursuant to exemptions from the Securities Act of 1933, and the securities laws of any state or other jurisdiction. Notwithstanding the above, the holder of this Note has been provided the registration rights contained in Section 8 of the Purchase Agreement with respect to the shares of the Company's Common Stock which may be acquired upon the Conversion of the Note.

     (c) Forbearance from Suit. No holder of Notes of this issue shall institute any suit or proceeding for the enforcement of the payment of principal or interest unless the holders of at least a majority in principal amount of all of the outstanding Notes of this issue join in such suit or proceeding.

     (d) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law.

     (e) Interpretation. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

     (f) Successors and Assigns. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

     (g) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Holder thereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

     If to the Holder:   At the address shown on Schedule A attached hereto.

     If to the Company:  Bion Environmental Technologies, Inc.
                         18 East 50th Street
                         New York, NY  10022
                         Attention:  Chief Executive Officer

     (h) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

     (i) Purchase Agreement. This Note is subject to the terms contained in the Purchase Agreement dated the date hereof between the Company and the purchasers of the Notes and the holder of this Note is entitled to the benefits of such Purchase Agreement and may, in addition to any rights hereunder, enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

ATTEST:                                    BION ENVIRONMENTAL
                                           TECHNOLOGIES, INC.


______________________________             By: _____________________________
                                               Name:
                                               Its:

(Corporate Seal)

                                     Schedule A